TRANSGLOBE ENERGY CORPORATION ANNOUNCES DIRECTOR/PDMR
SHAREHOLDINGS

AIM & TSX:  "TGL" & NASDAQ:  "TGA"

Calgary, Alberta, December 9, 2020 – TransGlobe Energy Corporation (“TransGlobe” or the “Company”) announces that it was notified on December 4, 2020 that Ross Clarkson acquired common shares as follows.

PDMR	Date of Acquisition	Number of Common Shares Acquired	Price	Number of Common Shares held following the transaction	% of Company's issued share capital held
Ross Clarkson	December 4, 2020	4,000	CAD $0.919	1,850,493	2.55%

The Company also announces that it was notified on December 8, 2020 that on December 4, 7 and 8, 2020 Geoff Probert acquired common shares as follows.

PDMR	Date of Acquisition	Number of Common Shares Acquired	Price	Number of Common Shares held following the transaction	% of Company's issued share capital held
Geoff Probert	December 4, 2020	62,100	US $0.691	62,100	0.1%
	December 7, 2020	500	US $0.86	62,600
	December 8, 2020	15,000	US $0.846	77,600

The Company also announces that it was notified on December 8, 2020 that Eddie Ok acquired common shares as follows.

PDMR	Date of Acquisition	Number of Common Shares Acquired	Price	Number of Common Shares held following the transaction	% of Company's issued share capital held
Eddie Ok	December 8, 2020	50,000	US $0.84	95,615	0.13%

Notification of a Transaction pursuant to Article 19(3) of Regulation (EU) No. 596/2014

1	Details of PDMR
a)	Name	Ross Clarkson
2	Reason for the notification
a)	Position / status	Director
b)	Initial notification / amendment	Initial notification
3	Details of the issuer
a)	Name	TransGlobe Energy Corporation
b)	Legal Entity Identifier	549300QMNS6BDY8UUB03
4	Details of the transaction(s)
a)	Description of the financial instrument	Common Shares
b)	Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c)	Nature of the transaction	Acquisition of Shares
d)	Price(s) and volume(s)	Price ($CAD) Volume
$0.92 3,500
$0.915 500
e)	Aggregated information -
	Aggregated volume -	4,000 common shares
	Aggregated price	$0.919 CAD per share
f)	Date of the transaction	December 4, 2020
g)	Place of the transaction	TSX

1	Details of PDMR
a)	Name	Geoff Probert
2	Reason for the notification
a)	Position / status	Chief Operating Officer
b)	Initial notification / amendment	Initial notification
3	Details of the issuer
a)	Name	TransGlobe Energy Corporation
b)	Legal Entity Identifier	549300QMNS6BDY8UUB03
4	Details of the transaction(s)
a)	Description of the financial instrument	Common Shares
b)	Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c)	Nature of the transaction	Acquisition of Shares
d)	Price(s) and volume(s)	Price ($US) Volume
	December 4, 2020	$0.701 20,000
	December 4, 2020	$0.664 2,100
	December 4, 2020	$0.694 20,000
	December 4, 2020	$0.681 20,000
	December 7, 2020	$0.86 500
	December 8, 2020	$0.851 5,000
	December 8, 2020	$0.844 10,000
e)	Aggregated information -
	Aggregated volume -	77,600 common shares
	Aggregated price	$0.722 US per share
f)	Date of the transaction	December 4, 7 and 8, 2020
g)	Place of the transaction	NASDAQ

1 1	Details of PDMR
a)	Name	Eddie Ok
2	Reason for the notification
a)	Position / status	Chief Financial Officer
b)	Initial notification / amendment	Initial notification
3	Details of the issuer
a)	Name	TransGlobe Energy Corporation
b)	Legal Entity Identifier	549300QMNS6BDY8UUB03
4	Details of the transaction(s)
a)	Description of the financial instrument	Common Shares
b)	Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c)	Nature of the transaction	Acquisition of Shares
d)	Price(s) and volume(s)	Price ($US) Volume
$0.84 50,000
e)	Aggregated information -
	Aggregated volume -	50,000 common shares
	Aggregated price	$0.84 US per share
f)	Date of the transaction	December 8, 2020
g)	Place of the transaction	NASDAQ

About TransGlobe

TransGlobe Energy Corporation is a cash flow focused oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe’s common shares trade on the Toronto Stock Exchange and the AIM market of the London Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

For Further information, please contact:

TransGlobe Energy Corporation Randy Neely, President and CEO Eddie Ok, CFO	+1 403 264 9888 investor.relations@trans-globe.com http://www.trans-globe.com or via Tailwind Associates or FTI Consulting
Tailwinds Associates (Investor Relations) Darren Engels	+1 403 618 8035 darren@tailwindassociates.ca http://www.tailwindassociates.ca
FTI Consulting (Financial PR) Ben Brewerton Genevieve Ryan	+44(0) 20 3727 1000 transglobeenergy@fticonsulting.com
Canaccord Genuity (Nomad & Joint-Broker) Henry Fitzgerald-O’Connor James Asensio	+44(0) 20 7523 8000
Shore Capital (Joint Broker) Jerry Keen Toby Gibbs	+44(0) 20 7408 409